UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2011

Carolina Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Spring Street, Greensboro, NC		27401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 288-1898

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Kim Anne Thompson from Board of Directors. On May 27, 2011, Carolina Bank Holdings, Inc. (the “Company”), received notice of Kim Anne Thompson’s resignation from the board of directors of the Company. The Company’s wholly owned subsidiary, Carolina Bank (the “Bank”), received notice of Ms. Thompson’s resignation from the board of directors of the Bank on May 17, 2011. Each of Ms. Thompson’s resignations was effective immediately.

Ms. Thompson’s resignations were not due to any disagreement with the Company or the Bank.

Appointment of J. Edward Kitchen to Board of Directors. On May 17, 2011, the Company appointed J. Edward Kitchen to its board of directors and to the board of directors of the Bank.

Mr. Kitchen currently serves as vice president and chief operating officer and is a member of the board of directors of the Joseph M. Bryan Foundation of Greater Greensboro. He is also chairman of the board of directors of Gateway University Research Park. Previously, Mr. Kitchen worked for thirty years in various positions for the City of Greensboro, including serving as city manager from 1995 through 2005.

It is expected that Mr. Kitchen will serve on the audit committee. All director fees due to Mr. Kitchen for service on the board, including meeting attendance fees, committee fees, and retainer fees will be deferred. These deferred fees will be invested in shares of the Company’s common stock. As a director, Mr. Kitchen will also be eligible to receive awards under the Company’s 2009 Omnibus Stock Ownership and Long-Term Incentive Plan in the event the Company decides to grant such awards.

The Company issued a press release on May 26, 2011, regarding the appointment of Mr. Kitchen to the board of directors. A copy of the press release is attached as exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated May 26, 2011, regarding appointment of J. Edward Kitchen to board of directors

This current report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: May 27, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated May 26, 2011, regarding appointment of J. Edward Kitchen to board of directors